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                                  Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Infracorps, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of Infracorps, Inc. of our report dated May 25, 2000, relating to the consolidated balance sheets of Infracorps, Inc. and subsidiaries as of May 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the March 31, 2000 Annual Report of Infracorps, Inc.


/s/ Goodman & Company L.L.P.


One Commerical Place
Norfolk, Virginia
June 28, 2000